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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934


                              JLM INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                         06-1163710
 (State of incorporation or organization)                       (IRS Employer
                                                             Identification No.)


       8675 HIDDEN RIVER PARKWAY
           TAMPA, FLORIDA                                           33637
(Address of principal executive offices)                          (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]



       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

       Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        On May 27, 1997, JLM Industries, Inc. (the "Company") filed a Registration Statement on Form S-1 (File No. 333-27843) with the Securities and Exchange Commission under the Securities Act of 1933 (the "Form S-1 Registration Statement") covering the registration under such Act of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), the class of securities covered by this Registration Statement. The information required to be furnished in response to this Item is set forth in the preliminary prospectus dated May 27, 1997, which is included as part of the Form S-1 Registration Statement under the heading "Description of Capital Stock," which information is by this reference incorporated into this Registration Statement.

ITEM 2. EXHIBITS

        2.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-27843))

        2.2*     Form of Amended and Restated Articles of Incorporation

        2.3 Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-27843))

        2.4*     Form of Amended and Restated Bylaws

        2.5*     Form of Common Stock Certificate

        2.6* Amended and Restated Credit Agreement among JLM Industries, Inc., JLM Marketing, Inc., JLM Terminals, Inc., JLM International Inc., Olefins Marketing, Inc., John L. Macdonald and State Street Bank and Trust Company, as amended

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* To be filed by amendment

                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: June 12, 1997                       JLM INDUSTRIES, INC.


                                           By:     /s/ Frank A. Musto
                                              ------------------------------
                                               Frank A. Musto, Vice President
                                               and Chief Financial Officer